UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2013

Ohr Pharmaceutical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-88480	#90-0577933
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

489 5th Ave, 28th Floor, New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212)-682-8452

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On April 30, 2013, the Board of Directors of Ohr Pharmaceutical Inc., (the “Company”) elected a new Director, Thomas M. Riedhammer, Ph.D., whose term will end at the 2014 annual meeting of shareholders.

There are no arrangements or understandings between Dr. Riedhammer and any other person pursuant to which Dr. Riedhammer was selected as a Director.

Dr. Riedhammer was not appointed to any committee of the Board of Directors at the time of his election. However, the Company expects to appoint Dr. Riedhammer to the Audit Committee in the event the Company is listed on a Nasdaq market or a national exchange.

Since the beginning of the Company’s last year, there have not been any transactions, or currently proposed transactions, or series of similar transactions, in which the Company was a party and in which Dr. Riedhammer had a direct or indirect material interest.

As an inducement to serve as a director, the Company granted to Dr. Riedhammer options to purchase 350,000 shares of Company Common Stock at $1.58 per share, of which 87,500 are vested and an additional 87,500 options will vest on each of the first three anniversaries of grant, so long as he continues as director.

Dr. Riedhammer, 65, most recently served as Chairman of Sirion Therapeutics Inc, a position he held since 2007. Prior to that, Dr. Riedhammer served as Chief Operating Officer of Presby Corp., a medical device company engaged in the research and development of treatments for eye disorders. Prior to Presby Corp., Dr. Riedhammer served as President and Senior Vice President of Worldwide Pharmaceuticals at Bausch and Lomb from 1994 to 2000. He also held various other positions at Bausch and Lomb including: Senior Vice President, and Chief Technical Officer from 1998 to 2000, Senior Vice President and President for Worldwide Pharmaceutical, Surgical, and Hearing Care Products from 1994 to 1998, and Vice President from 1993 to 1994. He was a corporate Vice President of Paco Pharmaceuticals and President of Paco Research Corp from 1984 to 1991. Dr. Riedhammer began his career at Bausch & Lomb as a Research Chemist and was its Director, Lens Care Products R&D.

He has served as Chairman and Director of Prevent Blindness Florida, Director of Prevent Blindness America, Sjogren's Syndrome Foundation as secretary and Junior Achievement International. Dr. Riedhammer holds a B.A. in Chemistry and a Ph.D. in Electrochemistry from State University of New York at Buffalo.

ITEM 8.01  OTHER ITEMS.

On May 2, 2013, the Company issued a press release announcing the appointment of Thomas M. Riedhammer to the Board of Directors.

A copy of the press release is being furnished as exhibit 99.1 to form 8K.

Exhibit No.	Description

99.1	Press Release Dated May 2, 2013

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2013	OHR PHARMACEUTICAL, INC.

	By:	/s/ Dr. Irach Taraporewala
Dr. Irach Taraporewala
President and CEO